Exhibit 99.2

JOINT FILING AGREEMENT

April 22, 2020

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to (i) the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock of Protective Insurance Corporation, no par value per share, and (ii) that this Joint Filing Agreement be included as an exhibit to such joint filing, provided that, as contemplated by Section 13d-1(k)(ii), no person shall be responsible for the completeness and accuracy of the information concerning the other persons making the filing unless such person knows or has reason to believe such information is inaccurate.

The Joint Filing Agreement may be executed in any number of counterparts all of which together shall constitute one and the same instrument.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Joint Filing Agreement to be duly executed as of the day and year first above written.

Norton Shapiro 2008 Trust

By:	/s/ Richard Harwood
	Name:	Richard Horwood
	Title:	Co-Trustee

By:	/s/ Cheryl Kreiter
	Name:	Cheryl Kreiter
	Title:	Co-Trustee

Norton Shapiro Revocable Trust

By:	/s/ Richard Harwood
	Name:	Richard Horwood
	Title:	Trustee

Norton Shapiro Family LLC, an Illinois limited liability company

By:	NS Family Trust #1
Its: Manager

By:	/s/ Richard Harwood
	Name:	Richard Horwood, not individually, but solely as Trustee
	Title:	Trustee

NSF Investment Partnership, an Illinois general partnership

By:	/s/ Richard Harwood
	Name:	Richard Horwood, not individually, but solely as Trustee of each of its general partners
	Title:	Trustee of each of its general partners

Steven A. Shapiro, individually

/s/ Steven A. Shapiro
Steven A. Shapiro

Daniel Shapiro, individually

/s/ Daniel Shapiro
Daniel Shapiro

Nathan Shapiro Revocable Trust Dated 10/7/87

By:	/s/ Lesley Beider Stillman
	Name:	Lesley Beider Stillman
	Title:	not individually, but solely as Co- Trustee

By:	/s/ Randy Shapiro
	Name:	Randy Shapiro
	Title:	not individually, but solely as Co- Trustee

By:	/s/ Daniel Shapiro
	Name:	Daniel Shapiro
	Title:	not individually, but solely as Co- Trustee

By:	/s/ Steven A. Shapiro
	Name:	Steven A. Shapiro
	Title:	not individually, but solely as Co- Trustee

NS (Florida) Associates Inc.

By:	/s/ Nathan Shapiro
	Name:	Nathan Shapiro
	Title:	Director and President

Steven A. Shapiro C/F Jackson Henry Shapiro
UGTMAIL

By:	/s/ Steven A. Shapiro
	Name:	Steven A. Shapiro

Steve Shapiro C/F Jayson Ryan Shapiro
UTMA/IL

By:	/s/ Steven A. Shapiro
	Name:	Steven A. Shapiro

Steve Shapiro C/F Jordyn Reese Shapiro
UTMA/IL

By:	/s/ Steven A. Shapiro
	Name:	Steven A. Shapiro

Daniel M. Shapiro C/F Nick E. Shapiro UTMA/IL

By:	/s/ Daniel Shapiro
Name: Daniel Shapiro

Emily Rita Shapiro, individually
/s/ Emily Rita Shapiro
Emily Rita Shapiro

New Horizon (Florida) Enterprises Inc.
By:	/s/ Nathan Shapiro
	Name:	Nathan Shapiro
	Title:	Director and President

Illinois Diversified Company, LLC
By:	/s/ Steven A. Shapiro
	Name:	Steven A. Shapiro
	Title:	Manager

By:	/s/ Daniel Shapiro
	Name:	Daniel Shapiro
	Title:	Manager